SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2004

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant's telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

       In meetings this week with institutional investors and analysts and hard drive industry participants, officials of the Company expect to provide an update on certain current conditions in the hard drive industry and on its share repurchase program.

       Specifically, the Company will indicate the following regarding the environment in the desktop hard drive industry thus far in the June quarter:

  Overall conditions reflect the typical soft seasonality of the June quarter;
  Previously cited pricing at PC OEM customers remains aggressive;
  Conditions in the industry's distribution channel are balanced: weeks of inventory are within the previously stated manageable range of four to six weeks, and the Company's total inventory is at about the same level as when it began the quarter; and
  As is typical historically, demand and pricing dynamics in the month of June will determine the Company's financial performance for the quarter.

       Regarding its share repurchase program announced on May 5, 2004, the Company has repurchased 1.9 million shares at a total cost of $16 million, or at an average weighted cost of $8.29 per share.

       Additionally, the Company will indicate that its specific initiatives, such as the ramp of internal head production, 2.5 inch mobile hard drive development, SATA enterprise, and consumer electronics activities, are all on track.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty Senior Vice President, General Counsel and Secretary

Dated: June 7, 2004